LICENSE AGREEMENT RELATING TO USE OF NAME

     AGREEMENT made as of the day of 1986, by, between and among MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED, a Delaware corporation ("Merrill Lynch"), MERRILL LYNCH ASSET MANAGEMENT, INC., a Delaware corporation ("MLAM") and MERRILL LYNCH INSTITUTIONAL INTERMEDIATE FUND, a Massachusetts business trust (the "Fund").


                             W I T N E S S E T H :


     WHEREAS, Merrill Lynch was incorporated under the laws of the State of Delaware on November 10, 1958 under the corporate name "Merrill Lynch, Pierce, Fenner & Smith Incorporated" and has used such name at all times thereafter;

     WHEREAS, Merrill Lynch was duly qualified as a foreign corporation under the laws of the State of New York on January 2, 1959 and has remained so qualified at all times thereafter;

     WHEREAS, MLAM was incorporated under the laws of the State of Delaware on March 22, 1976 under the corporate name "Merrill Lynch Money Management Services, Inc." which name was changed on April 13, 1976, pursuant to an amendment of MLAM's Certificate of Incorporation, to "Merrill Lynch Asset Management, Inc. and MLAM has used such name at all times thereafter;

     WHEREAS, MLAM was duly qualified as a foreign corporation under the laws of the State of New York on April 26, 1976 and has remained so qualified at all times thereafter;

     WHEREAS, the Fund was organized under the laws of the Commonwealth of Massachusetts on September 10, 1986; and

     WHEREAS, the Fund has requested Merrill Lynch and MLAM to give their consent to the use of the name "Merrill Lynch" in the Fund's name.

     NOW, THEREFORE, in consideration of the premises and of the convenants hereinafter contained, Merrill Lynch, MLAM and the Fund hereby agree as follows:

     1. Merrill Lynch and MLAM hereby grant the Fund a non-exclusive license to use the words "Merrill Lynch" in its name.

     2. Merrill Lynch hereby consents to the qualification of the Fund to do business under the laws of any state of the United States with the words "Merrill Lynch" in its name and agrees to execute such formal consents as may be necessary in connection with such filing; and MLAM joins in such consent.

     3. The non-exclusive license hereinabove referred to has been given and is given by Merrill Lynch and MLAM on the condition that they may at any time, in their sole and absolute discretion, withdraw the non-exclusive license to the use of the words "Merrill Lynch" in the name of the Fund; and, as soon as practicable after receipt by the Fund of written notice of the withdrawal of such non-exclusive license, and in no event later than ninety days thereafter, the Fund will change its name so that such name will not thereafter include the words "Merrill Lynch" or any variation thereof.

     4. Merrill Lynch reserves and shall have the right to grant to any other company, including without limitation, any other investment company, the right to use the words "Merrill Lynch" or variations thereof in its name and no consent or permission of the Fund shall be necessary; but, if required by an applicable law of any state, the Fund will forthwith grant all requisite consents.

     5. The Fund will not grant to any other company the right to use a name similar to that of the Fund or Merrill Lynch without the written consent of Merrill Lynch.

     6. Regardless of whether the Fund should hereafter change its name and eliminate the words "Merrill Lynch" or any variation thereof from such name, the Fund hereby grants to Merrill Lynch and MLAM the right to cause the organization of other voluntary associations or the incorporation of corporations which have names similar to that of the Fund or to that to which the Fund may change its name and to own all or any portion of the shares of such other corporations or associations and to enter into contractual relationships with such other corporations or associations, subject to any requisite approval of a majority of the Fund's shareholders and the Securities and Exchange Commission and subject to the payment of a reasonable amount to be determined at the time of use, and the Fund agrees to give and execute any such formal consents or agreements as may be necessary in connection therewith.

     7. This Agreement may be amended at any time by a writing signed by the parties hereto.

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

                                     MERRILL LYNCH, PIERCE, FENNER & SMITH
                                               INCORPORATED

                                     By
                                        ----------------------------------
                                                    Vice President



                                     MERRILL LYNCH ASSET MANAGEMENT, INC.

                                     By
                                        ----------------------------------
                                                    Vice President



                                     MERRILL LYNCH INSTITUTIONAL INTERMEDIATE
                                                FUND

                                     By

                                        ----------------------------------
                                                       President